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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                  FORM 8 - K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2002
                                                 ------------

                         METROPOLITAN FINANCIAL CORP.
                         ----------------------------
            (Exact Name of Registrant as Specified in Its Charter)

              Ohio                    000-21553               34-1109469
              ----                    ---------               ----------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
Incorporation of Organization)        File Number)         Identification No.)

                22901 Millcreek Blvd. Highland Hills, OH 44122
                ----------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

                                (216) 206-6000
                                --------------
             (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS

On July 8, 2002, the Office of Thrift Supervision ("OTS") issued a Supervisory Directive to Metropolitan Financial Corporation (the "Company") and its wholly-owned subsidiary, Metropolitan Bank & Trust Company (the "Bank"). In the Supervisory Directive, the OTS stated that the Boards of Directors of the Bank and the Company must act immediately to take corrective action to address certain weaknesses and to halt certain unsafe and unsound practices, regulatory violations, and violations of the Supervisory Agreement dated July 26, 2001 (the "Supervisory Agreement") between the Bank, the OTS, and the Ohio Division of Financial Institutions.

The Supervisory Directive includes the following provisions:

      1. The Bank is prohibited from making unauthorized payments, as defined in the Supervisory Directive, that directly or indirectly benefit Robert M. Kaye, a director and the former Chairman and Chief Executive Officer of the Company and the Bank.

      2. The Bank must obtain reimbursement for unauthorized payments made to or for the benefit of Mr. Kaye and related parties since January 1, 1992, and suspend all future payments to Mr. Kaye and related parties of any kind until such time as there has been a full accounting of such payments and the Bank has been fully reimbursed, if appropriate.

            The Bank must retain an independent certified public accounting firm acceptable to the OTS to conduct a review and accounting of all payments that the Bank has made since January 1, 1992, to or for the direct or indirect benefit of Robert M. Kaye and related parties. The accounting firm must submit to the Audit Committee of the Bank's Board and to the OTS a written report relating to its review and accounting, delineating, among other things, any payments that are suspected of being unauthorized payments. Based on the information in the report, the Audit Committee of the Bank's Board must determine the amount of any unauthorized payments, subject to OTS review. The Bank must then submit to Mr. Kaye a written demand for repayment of any unauthorized payments.

      The Supervisory Directive sets various deadlines for completion of the foregoing matters.

      3. To facilitate compliance with the targets and deadlines specified in the Supervisory Agreement, the Bank must retain a qualified marketing agent, acceptable to the OTS, to manage the Bank's efforts to sell its artwork collection. The OTS noted that the Supervisory Agreement (as modified) required the Bank to reduce its investment in artwork by a certain amount by March 31, 2002, and that the Bank had failed to meet the March 31, 2002 requirement.

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      4.    The Bank must take appropriate actions to reduce its investment in fixed assets in a manner that will facilitate the Bank's compliance with the target and deadline specified in the Supervisory Agreement.

      5. The Bank is prohibited from engaging in any transactions with a particular out-of-state bank on whose board Mr. Kaye sits.

      6. The Bank is prohibited from originating and purchasing commercial real estate loans secured by property in California until the Bank adopts and implements a written plan for diversification of credit risk that is acceptable to the OTS.

      7. The Bank is prohibited from engaging in any transactions with the Company or any of its affiliates without prior approval of the OTS.

      8. Without prior OTS approval, the Company is prohibited from paying any dividends, or making any other payments except those that it was obligated to make pursuant to written contracts in effect on July 5, 2002, and payment of expenses incurred in the ordinary course of business.

      9. The Company is prohibited from making any payment or engaging in any transaction that would have the effect of circumventing any of the restrictions imposed on the Bank in the Supervisory Directive.

   The Company and the Bank have commenced taking actions to comply with the Supervisory Directive, and expect to comply in full with the Supervisory Agreement and the Supervisory Directive.

   Furthermore, on July 25, 2002, the Company issued a press release announcing:
   (a) the Company's second quarter 2002 and YTD 2002 loss; (b) the appointment, subject to required regulatory approval, of Kenneth T. Koehler as Chief Executive Officer, Malvin A. Bank as Chairman, and Kenneth R. Lehman as Vice Chairman; and (c) that the Company the Bank are under the Supervisory Directive from the Office of Thrift Supervision mentioned above. This press release is attached as Exhibit 99.1.

   Finally, the Company issued a second press release which clarified certain items in the first press release. This press release is attached as Exhibit 99.2.


   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

   (c)           Exhibits
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                  99.1        The Registrant's first July 25, 2002 press
                              release.

                  99.2 The Registrant's second July 25, 2002 press release.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     METROPOLITAN FINANCIAL CORP.




                                    By: /s/Kenneth T. Koehler
                                        ------------------------------------
                                           Kenneth T. Koehler,
                                           President & Chief Operating Officer
                                           (on behalf of the Registrant)



                                    By: /s/Timothy W. Esson
                                        ------------------------------------
                                           Timothy W. Esson,
                                           Vice President-Finance for the Bank
                                           (as Principal Accounting Officer)


                                           Date:  July 25, 2002




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                               EXHIBIT INDEX


      Exhibit Number                Exhibit Description
      --------------                -------------------

           99.1                     The Company's July 25, 2002 press release.